Exhibit 99.2

Heinz Announces Exchange Offer for its 15.590% Dealer Remarketable SecuritiesSM

PITTSBURGH--(BUSINESS WIRE)--July 22, 2009--The H.J. Heinz Company (NYSE:HNZ) (the “Company”) today announced an offer to exchange 7.125% Guaranteed Notes due 2039 (“7.125% Guaranteed Notes”) of its subsidiary H.J. Heinz Finance Company (“Heinz Finance”), fully, unconditionally and irrevocably guaranteed by the Company, and cash, for any and all outstanding 15.590% Dealer Remarketable SecuritiesSM (“Drs.”) issued by the Company and Heinz Finance, as co-obligors, due December 1, 2020. There are $800 million principal amount of Drs. outstanding. Heinz Finance priced and expects to issue on July 29, 2009, $250 million principal amount of its 7.125% Guaranteed Notes. Any 7.125% Guaranteed Notes issued to holders of Drs. in the exchange offer will represent an additional issuance of 7.125% Guaranteed Notes and will increase the aggregate principal amount of the issue.

The offering is only made, and copies of the offering documents will only be made available, to holders of Drs. who certify certain matters to us, including their status as “qualified institutional buyers” within the meaning of Rule 144A, under the Securities Act of 1933, as amended.

The following provides a brief summary of key elements of the exchange offer:

  We are offering to exchange, for each $1,000 principal amount of Drs. tendered and accepted, $980 principal amount of 7.125% Guaranteed Notes plus a cash amount. Holders who tender early will receive an additional $20.00 in principal amount of 7.125% Guaranteed Notes as an early participation payment. Only Holders who validly tender and do not withdraw their Drs. at or before 5:00 p.m., New York City time, on August 4, 2009, subject to extension, will be eligible to receive the early participation payment.
  The total exchange price for the Drs. will equal $1,312.50 per $1,000 principal amount of Drs.
  The cash amount will be equal to the amount by which the total exchange price for the Drs. exceeds the 7.125% Guaranteed Notes issue price as of the pricing date. Accrued and unpaid interest on the Drs. will be added to this cash amount, and accrued and unpaid interest on the 7.125% Guaranteed Notes will be subtracted from this cash amount.
  The 7.125% Guaranteed Notes issue price will be equal to the lesser of $1,000 and an amount based on a fixed-spread of 270 basis points over the applicable U.S. Treasury issue that will be calculated at 2:00 p.m., New York City time, on August 4, 2009, unless extended.
  The exchange offer will expire at 11:59 p.m., New York City time, on August 18, 2009, unless otherwise extended or terminated.

  Tenders of Drs. may be withdrawn at any time prior to 5:00 p.m., New York City time, on August 4, 2009, subject to extension. Tenders of Drs. after such date may not be withdrawn except as otherwise required by law.
  Consummation of the exchange is subject to a number of conditions, including the absence of certain adverse legal and market developments and the consummation of the issuance of the initial $250 million principal amount of 7.125% Guaranteed Notes.

The 7.125% Guaranteed Notes and the guarantees thereon have not been, and will not be, registered under the Securities Act or any state securities laws. Therefore, the 7.125% Guaranteed Notes may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,

  currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in "Risk Factors" and "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2008.

The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, Boston Market® meals, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on five continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048